UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

Summit Midstream Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notes Offering

On January 7, 2025, Summit Midstream Corporation, a Delaware corporation (the “Company”), issued a press release announcing that, subject to market and other conditions, Summit Midstream Holdings, LLC (the “Issuer”), a subsidiary of the Company, intends to offer for sale $250.0 million in aggregate principal amount of additional 8.625% Senior Secured Second Lien Notes due 2029 (the “Additional Notes”) in a private offering to eligible purchasers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes will be issued under the same indenture as the Issuer’s $575.0 million in aggregate principal amount of 8.625% Senior Secured Second Lien Notes due 2029 (the “Existing Notes”) and will form a single series with the Existing Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The offer and sale of the Additional Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Additional Notes and the related guarantees or any other security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offers of the Additional Notes will be made only by means of a private offering memorandum.

Risk Factors

The Company is also filing this Current Report on Form 8-K to supplement the risk factors described in Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 with the following risk factor:

We have had and continue to have discussions with unaffiliated third parties with respect to potential strategic transactions.

The Company has had and continues to have discussions with unaffiliated third parties with respect to potential strategic transactions (each such transaction, a “Potential Transaction”). These discussions include Potential Transactions that would be material acquisitions. There can be no assurance that these discussions will result in the consummation of a Potential Transaction. If the Board of Directors of the Company decides to proceed with a Potential Transaction, or any other strategic alternative, it may not be at a valuation that our investors view as attractive relative to the value of our standalone business. Depending on the structure of any such Potential Transaction, the Company may be required to seek the approval of the transaction from the stockholders of the Company and raise additional equity or debt financing in connection with such Potential Transaction. In addition, the closing of any such transaction would be dependent upon a number of factors that may be beyond the Company’s control, including, among other factors, market conditions and regulatory factors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 7, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation
(Registrant)

Dated: January 7, 2025	/s/ William J. Mault
William J. Mault, Executive Vice President and Chief Financial Officer

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